                                 LYDALL, INC.
                                 Exhibit 11.1

        Schedule of Computation of Weighted Average Shares Outstanding


                                      Three Months            Nine Months
                                         Ended                   Ended
                                      September 30,           September 30,
                                      -------------           -------------
                                      1996     1995           1996     1995
                                      ----     ----           ----     ----
                                        (Unaudited)             (Unaudited)
Primary
-------
Weighted average number
  of common shares                   17,097   17,259         17,155   17,251

Additional shares assuming
  conversion of stock
  options and warrants                  952    1,159            992    1,034
                                     ------   ------         ------   ------
Weighted average common
  shares and equivalents
  outstanding                        18,049   18,418         18,147   18,285
                                     ======   ======         ======   ======

Fully Diluted
-------------

Weighted average number
  of common shares                   17,097   17,259         17,155   17,251

Additional shares assuming
  conversion of stock
  options and warrants                  973    1,170          1,011    1,061
                                     ------   ------         ------   ------

Weighted average common
  shares and equivalents
  outstanding                        18,070   18,429         18,166   18,312
                                     ======   ======         ======   ======

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